Exhibit 99.1

                              EAGLE BROADBAND, INC.
                      SHAREHOLDERS MEETING AND PRESENTATION
                                FEBRUARY 17, 2004

Forward-looking statements in this presentation regarding Eagle Broadband and its subsidiaries are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward- looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.


INTRODUCTION

The meeting was called to order by CEO Dave Weisman and the current Board of Directors and Officers were introduced.

PRESENTATION

Following the introductions, a presentation was made by Mr. Weisman, Mr. Randy Shapiro (Vice President, Marketing), and Mr. Richard Royall (Chief Financial Officer).

The text of this presentation is given in Exhibit 99.2.

BUSINESS SESSION

The Inspector of the meeting, Mr. Richard Royall, was introduced. The Inspector confirmed that as of the close of business December 19, 2003, the Corporation had 188,240,608 shares outstanding and entitled to vote. He also confirmed that he had in his possession an affidavit certifying January 9-14, 2004, as the mailing dates of the annual report for the fiscal year ended August 31, 2003, and the Notice of Proxy Statement to the Shareholders of record as of the close of business on December 19, 2003, and indicating that notice of the meeting had been duly given as required by law and the Corporation's bylaws.

The Inspector further stated that a quorum was present in person or by proxy.

The Inspector then read the proposals to be considered at the meeting as presented in the Notice of Proxy:

1. Election of Directors. To elect seven directors to the Board of Directors to serve until our next annual meeting of shareholders, or until their respective successors are elected and qualified.

2. Approval of Amendment of Voting Percentages. To amend our Articles of Incorporation to add a section permitting amendments to the Articles of Incorporation to be accomplished through the vote of a majority of the shares entitled to vote at the meeting, as opposed to 66 2/3% of the shares entitled to vote at the meeting.

3. Approval of Amendment to Special Meeting Rules. To amend our Articles of Incorporation to provide that special meetings of the shareholders may only be called by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the holders of at least 50% of all the shares entitled to vote at the proposed special meeting.

4. Approval of Amendment to increase authorized common shares. To amend our Articles of Incorporation to increase the common shares that we have authority to issue from 200 million to 350 million.


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5. Ratification of Auditors. To ratify the selection of Malone & Bailey, P.C., as auditors for Eagle for the fiscal year ending August 31, 2004.

Any shareholders wishing to vote at the meeting were given an opportunity to present their proxies.

Mr. Weisman then called for the vote from the Inspector and reported the following results:

o        Election of Directors
o        All Directors Elected
o To approve an addition to the Company's Articles of Incorporation to change the vote required to amend the articles in the future to 51%
o        Not Passed
o To approve an amendment to the Company's Articles of Incorporation to limit the calling of special meetings of shareholders
o        Not Passed
o To approve an increase in the authorized shares of common stock up to a total of 350 million shares
o        Passed
o To ratify the appointment of Malone & Bailey, P.C., as the Company's independent accountants for the fiscal year ending August 31, 2004
o        Passed

After a Question and Answer session, the meeting was adjourned.